As filed with the Securities and Exchange Commission on June 27, 2011

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XO Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	13 3895178
(State of incorporation or organization)	(IRS Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the common stock of XO Group Inc. (the “Company”) to be registered hereunder, reference is made to the information set forth under the captions “Description of Capital Stock—General”, “—Common Stock,” “—Preferred Stock,” “—Anti-Takeover Effects of Provisions of Delaware Law and our Certificate of Incorporation and Bylaws” and “—Transfer Agent and Registrar” in the Prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-135878) originally filed with the Securities and Exchange Commission on July 20, 2006, as subsequently amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 27, 2011	XO GROUP INC.
(Registrant)

	By:	/s/ DAVID LIU
		Name:	David Liu
		Title:	Chief Executive Officer